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                                                                   EXHIBIT 10.14

                             AREMISSOFT CORPORATION,
                              A NEVADA CORPORATION
                    ----------------------------------------

                            UNSECURED PROMISSORY NOTE
                           $1,781,030 PRINCIPAL AMOUNT
                              DUE DECEMBER 31, 2000
                    ----------------------------------------


$1,781,030                                                     December 31, 1998


         1. Note.

         AREMISSOFT CORPORATION, a Nevada corporation (the "Borrower"), for value received hereby promises to pay to the order of Roys Poyiadjis, an individual (the "Lender"), the principal amount of One Million Seven Hundred Eighty-One Thousand Thirty Dollars (US $1,781,030) on December 31, 2000 (the "Due Date") together with interest from the date hereof at the LIBOR rate plus 2% per annum (computed on the basis of a 365-day year), at the offices of the Borrower or at such other place as Lender may designate in writing.

         2. Prepayment.

         Borrower reserves the right at any time to prepay the principal sum of this Note and any and all interest accrued on the principal to the date of payment, and without penalty, prior to the Due Date.

         3. Default.

         The Borrower will be in default if either of the following occurs: (a) the Borrower fails to make payment by the Due Date; or (b) the Borrower becomes insolvent, a receiver is appointed for any part of the Borrower's property, the Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Borrower or against the Borrower under any bankruptcy or insolvency laws.

         4. Lender's Rights Upon Default.

         In the event of an occurrence of default specified above, the unpaid principal and all accrued and unpaid interest shall, at the election of the Borrower and without notice, become immediately due and payable.


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         5. Amendments.

         No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6. Notices.

         Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by registered or certified mail (return receipt requested), or sent by facsimile with a copy sent by recognized national delivery service, and shall be deemed effectively given upon personal delivery or on the earlier of actual receipt or five (5) days after deposit with the delivery service.

         7. Successors and Assigns.

         This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and his successors and assigns, including any subsequent holders hereof.

         8. Severability.

         The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

         9. No Waiver; Extension of Time for Payment.

         The Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. No extension of time for payment of the amount owing on this Note will affect the liability of the Borrower.

         10. Governing Law.

         This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.



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         IN WITNESS WHEREOF, the Borrower has executed this Note effective as of the 31st day of December, 1998.

                                          BORROWER:

                                          AREMISSOFT CORPORATION,
                                          a Nevada Corporation



                                          By
                                             -----------------------------------
                                                Dr. Lycourgos K. Kyprianou
                                                Chief Executive Officer


AGREED TO AND ACCEPTED BY:



---------------------------
      Roys Poyiadjis


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